THE KELLER MANUFACTURING COMPANY, INC.
Form 10-Q

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven W. Robertson, the CEO of The Keller Manufacturing Company, Inc., certify that (i) the 10Q for the period ending September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the 10Q for the period ending September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Keller Manufacturing Company, Inc.

/s/ Steven W. Robertson Signature of CEO Steven W. Robertson Printed Name of CEO November 14, 2002 (Date)

I, Danny Utz, the CFO of The Keller Manufacturing Company, Inc., certify that (i) the 10Q for the period ending September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the 10Q for the period ending September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Keller Manufacturing Company, Inc.

/s/ Danny Utz Signature of CFO Danny Utz Printed Name of CFO November 14, 2002 (Date)